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                                                                 Exhibit 10.16.1

                   AMENDMENTS TO THE MASTER SERVICES AGREEMENT

     The following amendments shall apply to provisions of the MSA and the Terms and Conditions, Private Line Service Supplements and Credit Requirements Supplements thereto. "SETTLEMENT AGREEMENT," as used herein, shall refer to the agreement to which this Schedule 1 is attached. All initially capitalized terms used but not defined herein will have the same meaning given to such terms in the MSA.

     1. RATES AND CHARGES; PROCUREMENT PROCESS. For a period of not less than five (5) years from the Effective Date of the Settlement Agreement and subject to the terms contained herein:

     (a) Supplier shall provide services to UAI at Supplier's *** rates, as set forth in a pricing schedule, which shall be provided from Supplier to UAI on a quarterly basis (each, a "PRICING SCHEDULE"). The prices established in a Pricing Schedule shall be valid for ninety (90) calendar days from the date such Pricing Schedule is provided to Customer, or until such time as a new Pricing
Schedule is provided to Customer, if later. Any changes to the Pricing Schedule will not apply to Services that are installed or have been ordered prior to the effective date of any rate change.

     (b) Supplier shall provide data pertaining to its On-Net, POP-to-POP Services ("BROADWING OFFERED SERVICES") for inclusion in the Universal Information Exchange database on a monthly basis.

     (c) Customer will provide Supplier with an opportunity to offer service on 100% of the services for which Customer requests a price quote that Customer believes are Broadwing Offered Services, excluding where Customer has its own facilities (including the purchase of an indefeasible right of use or similar arrangement) or Customer's end-user requires the use of a different carrier.

     (i) If Customer's end-user actually purchases the underlying service and Supplier's terms and conditions (including technical specifications) are materially the same as or more advantageous than Customer's alternatives for the same service, Supplier's services will be selected by Customer if Supplier's pricing as set forth on the Pricing Schedule is not more than *** greater than the lowest competitor offer from a carrier that *** ("COMPETITIVE CARRIER").

     (ii) In addition to the foregoing, if the pricing on the Pricing Schedule is more than *** higher than the lowest competitor offer from a Competitive Carrier, Customer will offer Supplier the opportunity to offer a revised (individual case basis) price quote on up to *** of such circuit opportunities (measured monthly). Supplier will respond to Customer's service

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***  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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request within 24-hours (or such shorter period as mandated by Customer's end-user and communicated to Supplier). If Supplier fails to respond within the required period, Customer may purchase the service from another party without any liability or further obligation with respect to such transaction. If Customer's end user actually purchases the underlying service and Supplier's terms and conditions (including technical specifications) are materially the same as or more advantageous than Customer's alternatives for the same service, Supplier's services will be selected by Customer if Supplier's revised individual case basis pricing is not more than *** greater than the lowest competitor offer from a Competitive Carrier.

     (d) In the case of OC-48 and higher speed circuits, and other such services as the Parties may designate from time to time, (i) the procurement process will be as set out in subsections (c) and (c)(ii) above, (ii) pricing shall not be based upon the Pricing Schedule, but shall be provided on an individual case basis, and (iii) Supplier will respond to Customer's service request within 48-hours (or such shorter period as mandated by Customer's end-user and communicated to Supplier).

     (e) Customer shall provide to Supplier a monthly report, detailing those instances where Supplier's services were not selected and why. The report will be substantially in the form of Exhibit A attached hereto. The Parties will also discuss on a monthly basis challenges or critical issues facing the Parties and key upcoming business opportunities.

     1. ELIMINATION OF REVENUE COMMITMENTS. All references to a "revenue" or "take or pay" commitment in the MSA, including but not limited to (a) Section 27 of the Broadwing Master Service Agreement Terms & Conditions and (b) Section 4 of the Broadwing Private Line Service Supplement, are deleted in their entirety. Customer will not be obligated to meet any revenue or take or pay commitment under the MSA.

     3.   PAYMENT TERMS. The late charge for past due invoices contained in
Section 1 of the Terms and Conditions of the MSA is hereby amended to be the lesser of *** percent (***) per month or the highest percentage permitted under applicable law for undisputed amounts that are not paid by the applicable due date if Customer fails to remedy such non-payment within 5 days of receipt of written notice.

     4. DISPUTE RESOLUTION. Billing disputes initiated by Customer in accordance with Section 2 of the Broadwing Master Service Agreement Terms & Conditions ("DISPUTED CHARGES") will be resolved as follows:

     (a) Within 20 days of Customer's notice of the dispute, Supplier will use commercially reasonable efforts to (i) notify Customer in writing of those individually disputed items it has resolved in Customer's favor and (ii) provide written documentation to Customer for all unresolved disputes or disputes Supplier does not resolve in favor of the Customer.

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***  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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     (b)  Within 40 days of Customer's notice of the dispute, Customer will use commercially reasonable efforts to (i) notify Supplier in writing of those individually disputed items to which it agrees with Supplier's determination, and (ii) provide written documentation to Supplier for all remaining unresolved disputes and the basis thereof (to the extent not previously provided).

     (c) Within 60 days of Customer's notice of the dispute, if all Disputed Charges are not resolved, then remaining Disputed Charges will be escalated to Supplier's and Customer's senior management level to negotiate the resolution of such Disputed Charges in good faith for at least a 20 day period. Such period may be extended by the agreement of both Supplier and Customer.

     (d) Any dispute or disagreement over the Disputed Charges which is not settled to the mutual satisfaction of Supplier and Customer within 80 days of Customer's notice of the dispute (or such longer period as may be mutually agreed upon) will be settled by binding arbitration in accordance with Section 14 of the Broadwing Master Service Agreement Terms & Conditions.

     (e) Notwithstanding any other provision to the contrary, 30 days after Customer submits a notice of a Disputed Charge, either party in its sole discretion may elect to submit the dispute to binding arbitration in accordance with Section 14 of the Broadwing Master Service Agreement Terms & Conditions.

     (f) The dispute resolution process described in this Section 4 will apply to services provided by Customer to Supplier under the Private Line Agreements.

     (g) For all disputes unrelated to Disputed Charges, the Parties agree to work in good faith to resolve such disputes under within 10 days after notice of any such dispute is provided by a Party. If no resolution is reached within such timeframe, the dispute shall be escalated to senior management level executives of the Parties, who shall exercise good faith efforts to resolve such dispute within twenty 20 days. If no resolution is reached within such timeframe, either Party may seek arbitration as set forth in Section 14.

     5. JOINT DEVELOPMENT OPPORTUNITIES. On a quarterly basis, or as frequently as the Parties mutually agree, the Parties shall meet to discuss joint development opportunities and other mechanisms for further developing the relationship between the Parties for mutually beneficial purposes.


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                                    EXHIBIT A
                                  SAMPLE REPORT


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